Exhibit 99.1

FedEx Delivered Fourth Quarter Fiscal 2023 Revenue of $21.9 Billion, Diluted EPS of $6.05, and Adjusted Diluted EPS of $4.94

Ended Fiscal 2023 with Revenue of $90.2 Billion, Diluted EPS of $15.48, and Adjusted Diluted EPS of $14.96

Returned $2.7 Billion to Stockholders Through Stock Repurchases and Dividends During Fiscal 2023

Introduces Fiscal 2024 Outlook, Including $1.8 Billion of DRIVE Cost Savings

MEMPHIS, Tenn., June 20, 2023 ... FedEx Corp. (NYSE: FDX) today reported the following consolidated results for the quarter ended May 31 (adjusted measures exclude the items listed below for the applicable fiscal year):

	Fiscal 2023		Fiscal 2022
	As Reported (GAAP)	Adjusted (non-GAAP)	As Reported (GAAP)	Adjusted (non-GAAP)
Revenue	$21.9 billion	$21.9 billion	$24.4 billion	$24.4 billion
Operating income	$1.50 billion	$1.77 billion	$1.92 billion	$2.23 billion
Operating margin	6.9%	8.1%	7.9%	9.2%
Net income	$1.54 billion	$1.25 billion	$558 million	$1.80 billion
Diluted EPS	$6.05	$4.94	$2.13	$6.87

This year’s and last year’s quarterly and full-year consolidated results have been adjusted for:

	Fiscal 2023		Fiscal 2022
Impact per diluted share	Fourth Quarter	Full Year	Fourth Quarter	Full Year
Mark-to-market (MTM) retirement plans accounting adjustments	($1.94)	($1.92)	$3.83	$4.49
Goodwill and other asset impairment charges	0.38	0.38	—	—
Business optimization costs	0.28	0.81	—	—
FedEx Ground legal matters	0.10	0.10	0.61	0.60
Business realignment costs	0.06	0.11	0.18	0.80
TNT Express integration expenses	—	—	0.12	0.39

“The solid close to the fiscal year demonstrates the significant progress Team FedEx has made in advancing our global transformation while adapting to the dynamic demand environment,” said Raj Subramaniam, FedEx Corp. president and chief executive officer. “FedEx is becoming a more flexible, efficient and data-driven organization as we significantly lower our cost structure, drive enhanced profitability, and deliver outstanding service for our customers.”

Fourth Quarter Results

Fourth quarter results demonstrate continued momentum across the business. Operating margins for the quarter were the strongest of the fiscal year as the company demonstrated strong expense management and executed DRIVE initiatives. The quarter’s results were negatively affected by continued demand weakness and cost inflation, partially offset by cost-reduction actions and U.S. domestic package yield improvement.

FedEx Express operating results declined due to lower global volumes, partially offset by decreased expenses and higher U.S. domestic yields. FedEx Express continues to implement volume-related and structural cost-reduction actions, including further reductions in flight hours and the early retirement of certain aircraft and related assets, to mitigate the negative effect of ongoing demand weakness.

FedEx Ground operating results improved primarily due to higher revenue per package and cost-reduction actions. These factors were partially offset by lower package volume, higher infrastructure costs and increased other operating expenses.

FedEx Freight operating results declined primarily due to decreased shipments and lower weight per shipment, partially offset by improved revenue quality. FedEx Freight remains focused on cost discipline, supported by a fourth round of furloughs to match staffing with demand and network optimization from the planned permanent closure of 29 facilities.

Fourth quarter results also include a noncash impairment charge of $70 million ($0.21 per diluted share) from the decision to permanently retire from service 18 aircraft and 34 related engines to align with the plans of FedEx Express to modernize its air fleet, improve its global network and better align air network capacity with current and anticipated demand. The quarter's results also include $47 million ($0.17 per diluted share) of goodwill and other asset impairment charges related to the ShopRunner acquisition.

Fourth quarter results include a tax expense of $46 million ($0.18 per diluted share) from a revaluation of certain foreign tax assets. Last year's fourth quarter net income included a tax benefit of $46 million ($0.18 per diluted share) related to revisions of prior year estimates for actual tax return results.

Full-Year Results

For the full fiscal year, FedEx Corp. reported the following consolidated results (adjusted measures exclude the items listed above for the applicable fiscal year):

	Fiscal 2023		Fiscal 2022
	As Reported (GAAP)	Adjusted (non-GAAP)	As Reported (GAAP)	Adjusted (non-GAAP)
Revenue	$90.2 billion	$90.2 billion	$93.5 billion	$93.5 billion
Operating income	$4.91 billion	$5.37 billion	$6.25 billion	$6.87 billion
Operating margin	5.4%	6.0%	6.7%	7.3%
Net income	$3.97 billion	$3.84 billion	$3.83 billion	$5.50 billion
Diluted EPS	$15.48	$14.96	$14.33	$20.61

Capital spending for fiscal 2023 was $6.2 billion.

Transformation Progress

Today, FedEx announced an important step in its transformation journey. All FedEx Ground operations and personnel in Canada will transition to Federal Express Canada starting in April 2024. This transition will be seamless to customers, who can expect the same outstanding service they receive today. The new streamlined structure will position the company to more efficiently address future growth opportunities in the Canadian market.

FedEx is also making solid progress with Network 2.0, as the company has now announced optimization plans to streamline pickup-and-delivery operations across networks in 20 markets. In some of these markets, contracted service providers will be handling the pickup and delivery of ground and express packages. In others, pickup and delivery will be handled exclusively by employee couriers. Each market is unique and will be optimized based on a number of factors, including volume fluctuations, customer demand, facility footprints, and more. Both the employee courier and the contracted service provider models will continue to play critical roles within the U.S. operations network and for the overall success of the company strategy.

Capital Returns

During fiscal 2023, FedEx returned approximately $2.7 billion to stockholders through the combination of $1.5 billion of stock repurchases and $1.2 billion of dividend payments. Total repurchases during fiscal 2023 were over 9 million shares or 4% of the shares outstanding at the beginning of the year. As of May 31, 2023, $2.6 billion remained under the existing share repurchase authorization.

For fiscal 2024, FedEx expects to repurchase $2.0 billion of FedEx common stock and previously announced a 10% increase ($0.44 per share) in the annual dividend rate on its common stock to $5.04 per share.

Outlook

FedEx is unable to forecast the fiscal 2024 mark-to-market (MTM) retirement plans accounting adjustments. As a result, FedEx is unable to provide a fiscal 2024 earnings per share or effective tax rate (ETR) outlook on a GAAP basis and is relying on the exemption provided by Item 10(e)(1)(i)(B) of Regulation S-K. It is reasonably possible that the fiscal 2024 MTM retirement plans accounting adjustments could have a material effect on fiscal 2024 consolidated financial results and ETR.

For fiscal 2024, FedEx is forecasting:

•
Flat to low-single-digit-percent revenue growth year over year;
•
Earnings per diluted share of $15.00 to $17.00 before the MTM retirement plans accounting adjustments and $16.50 to $18.50 after also excluding costs related to business optimization initiatives;
•
Permanent cost reductions from the DRIVE transformation program of $1.8 billion;
•
ETR of approximately 25% prior to the MTM retirement plans accounting adjustments; and
•
Capital spending of $5.7 billion, with a priority on investments to improve efficiency, including fleet and facility modernization, network optimization and automation.

These forecasts assume the company's current economic forecast and fuel price expectations, successful completion of the planned stock repurchases, and no additional adverse geopolitical developments. FedEx’s ETR and earnings per share forecasts are based on current law and related regulations and guidance.

“In fiscal 2023, we delivered the early benefits of FedEx’s cost and efficiency initiatives, powered by our DRIVE program,” said Michael C. Lenz, FedEx Corp. executive vice president and chief financial officer. “We’re approaching fiscal 2024 with the same level of intensity, maintaining a continued focus on improving profitability to position the company for success in what remains a challenging demand environment.”

Corporate Overview

FedEx Corp. (NYSE: FDX) provides customers and businesses worldwide with a broad portfolio of transportation, e-commerce and business services. With annual revenue of $90 billion, the company offers integrated business solutions through operating companies competing collectively, operating collaboratively and innovating digitally as one FedEx. Consistently ranked among the world's most admired and trusted employers, FedEx inspires its 530,000 employees to remain focused on safety, the highest ethical and professional standards and the needs of their customers and communities. FedEx is committed to connecting people and possibilities around the world responsibly and resourcefully, with a goal to achieve carbon-neutral operations by 2040. To learn more, please visit fedex.com/about.

Additional information and operating data are contained in the company’s annual report, Form 10-K, Form 10-Qs, Form 8-Ks and Statistical Books. These materials, as well as a webcast of the earnings release conference call to be held at 5:00 p.m. EDT on June 20, are available on the company’s website at investors.fedex.com. A replay of the conference call webcast will be posted on our website following the call.

The Investor Relations page of our website, investors.fedex.com, contains a significant amount of information about FedEx, including our Securities and Exchange Commission (SEC) filings and financial and other information for investors. The information that we post on our Investor Relations website could be deemed to be material information. We encourage investors, the media and others interested in the company to visit this website from time to time, as information is updated and new information is posted.

Certain statements in this press release may be considered forward-looking statements, such as statements regarding expected cost savings, the planned consolidation of operating companies, future financial targets, business strategies, management’s views with respect to future events and financial performance, and the assumptions underlying such expected cost savings, targets, strategies, and statements. Forward-looking statements include those preceded by, followed by or that include the words “will,” “may,” “could,” “would,” “should,” “believes,” “expects,” “forecasts,” “anticipates,” “plans,” “estimates,” “targets,” “projects,” “intends” or similar expressions. Such forward-looking statements are subject to risks, uncertainties and other factors which could cause actual results to differ materially from historical experience or from future results expressed or implied by such forward-looking statements. Potential risks and uncertainties include, but are not limited to, economic conditions in the global markets in which we operate; our ability to successfully implement our business strategy and global transformation program and consolidate our operating companies into one organization, effectively respond to changes in market dynamics, and achieve the anticipated benefits of such strategies and actions; our ability to achieve our cost reduction initiatives and financial performance goals; the timing and amount of costs related to our global transformation program and other ongoing initiatives; damage to our reputation or loss of brand equity; changes in the business or financial soundness of the U.S. Postal Service or its relationship with FedEx, including strategic changes to its operations to reduce its reliance on the air network of FedEx Express; our ability to meet our labor and purchased transportation needs while controlling related costs; a significant data breach or other disruption to our technology infrastructure; the impact of a widespread outbreak of an illness or any other communicable disease or public health crises; anti-trade measures and additional changes in international trade policies and relations; the effect of any international conflicts or terrorist activities, including as a result of the current conflict between Russia and Ukraine; changes in fuel prices or currency exchange rates, including significant increases in fuel prices as a result of the ongoing conflict between Russia and Ukraine and other geopolitical and regulatory developments; our ability to match capacity to shifting volume levels; the effect of intense competition; an increase in self-insurance accruals and expenses; failure to receive or collect expected insurance coverage;

our ability to effectively operate, integrate, leverage, and grow acquired businesses and realize the anticipated benefits of acquisitions and other strategic transactions; noncash impairment charges related to our goodwill and certain deferred tax assets; the future rate of e-commerce growth and levels of inventory restocking; passenger airline cargo capacity; evolving or new U.S. domestic or international laws and government regulations, policies, and actions; future guidance, regulations, interpretations, challenges, or judicial decisions related to our tax positions; legal challenges or changes related to service providers engaged by FedEx Ground and the drivers providing services on their behalf and the coverage of U.S. employees at FedEx Express under the Railway Labor Act of 1926, as amended; our ability to quickly and effectively restore operations following adverse weather or a localized disaster or disturbance in a key geography; any liability resulting from and the costs of defending against litigation; our ability to achieve our goal of carbon-neutral operations by 2040; and other factors which can be found in FedEx Corp.’s and its subsidiaries’ press releases and FedEx Corp.’s filings with the SEC. Any forward-looking statement speaks only as of the date on which it is made. We do not undertake or assume any obligation to update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.

Media Contact: Rachael Simmons 901-434-8100

Investor Contact: Mickey Foster 901-818-7468

RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES

TO GAAP FINANCIAL MEASURES

Fourth Quarter and Full-Year Fiscal 2023 and Fiscal 2022 Results

The company reports its financial results in accordance with accounting principles generally accepted in the United States (“GAAP” or “reported”). We have supplemented the reporting of our financial information determined in accordance with GAAP with certain non-GAAP (or “adjusted”) financial measures, including our adjusted fourth quarter and adjusted full-year fiscal 2023 and 2022 consolidated operating income and margin, net income and diluted earnings per share, and adjusted fourth quarter and adjusted full-year fiscal 2023 and 2022 FedEx Express segment operating income and margin. These financial measures have been adjusted to exclude the impact of the following items (as applicable):

•
MTM retirement plans accounting adjustments in fiscal 2023 and 2022;
•
Goodwill and other asset impairment charges incurred in fiscal 2023;
•
Business optimization costs incurred in fiscal 2023;
•
Business realignment costs incurred in fiscal 2023 and 2022;
•
Costs related to FedEx Ground legal matters incurred in fiscal 2023 and 2022; and
•
TNT Express integration expenses incurred in fiscal 2022.

In the first quarter of fiscal 2023, FedEx announced DRIVE, a comprehensive program to improve the company’s long-term profitability. This program includes a business optimization plan to drive efficiency among our transportation segments and lower our overhead and support costs. We incurred costs associated with our business optimization initiatives in fiscal 2023. These costs were primarily related to consulting services, professional fees, severance and related costs associated with organizational changes announced in the third quarter of 2023, and idling our operations in Russia. The timing and amount of business optimization costs, including capital investments, may change as we revise and implement our plans.

Costs related to business optimization initiatives, as well as MTM retirement plans accounting adjustments, goodwill and other asset impairment charges, costs related to business realignment activities in connection with the FedEx Express workforce reduction plan in Europe, and costs related to FedEx Ground legal matters are excluded from our fourth quarter and full-year fiscal 2023 and 2022 consolidated and FedEx Express segment non-GAAP financial measures, as applicable, because they are unrelated to our core operating performance and/or to assist investors with assessing trends in our underlying businesses. The charges related to accrued pre- and post-judgment interest incurred in connection with a FedEx Ground legal matter in fiscal 2022, as well as the charges incurred in connection with a separate FedEx Ground legal matter in fiscal 2023, are extraordinary in nature and do not represent a recurring expense arising in our ordinary course of business.

We incurred significant expenses through fiscal 2022 in connection with our integration of TNT Express. We have adjusted our fourth quarter and full-year fiscal 2022 consolidated and FedEx Express segment financial measures to exclude TNT Express integration expenses because we generally would not incur such expenses as part of our continuing operations. The integration expenses were predominantly incremental costs directly associated with the integration of TNT Express, including professional and legal fees, salaries and employee benefits, advertising, and travel expenses. Internal salaries and employee benefits are included only to the extent the individuals were assigned full-time to integration activities. The integration expenses do not include costs associated with our business realignment activities.

We believe these adjusted financial measures facilitate analysis and comparisons of our ongoing business operations because they exclude items that may not be indicative of, or are unrelated to, the company’s and our business segments’ core operating performance, and may assist investors with comparisons to prior periods and assessing trends in our underlying businesses. These adjustments are consistent with how management views our businesses. Management uses these non-GAAP financial measures in making financial, operating and planning decisions and evaluating the company’s and each business segment’s ongoing performance.

Our non-GAAP financial measures are intended to supplement and should be read together with, and are not an alternative or substitute for, and should not be considered superior to, our reported financial results. Accordingly, users of our financial statements should not place undue reliance on these non-GAAP financial measures. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names. As required by SEC rules, the tables below present a reconciliation of our presented non-GAAP financial measures to the most directly comparable GAAP measures.

Fiscal 2024 Earnings Per Share and Effective Tax Rate Forecasts

Our fiscal 2024 earnings per share (EPS) forecast is a non-GAAP financial measure because it excludes fiscal 2024 mark-to-market (MTM) retirement plans accounting adjustments and estimated costs related to business optimization initiatives in fiscal 2024. Our fiscal 2024 effective tax rate (ETR) forecast is a non-GAAP financial measure because it excludes the effect of fiscal 2024 MTM retirement plans accounting adjustments.

We have provided these non-GAAP financial measures for the same reasons that were outlined above for historical non-GAAP measures. Costs related to business optimization initiatives are excluded from our fiscal 2024 EPS forecast for the same reasons described above for historical non-GAAP measures.

We are unable to predict the amount of the MTM retirement plans accounting adjustments, as they are significantly affected by changes in interest rates and the financial markets, so such adjustments are not included in our fiscal 2024 EPS and ETR forecasts. For this reason, a full reconciliation of our fiscal 2024 EPS and ETR forecasts to the most directly comparable GAAP measures is impracticable. It is reasonably possible, however, that our fiscal 2024 MTM retirement plans accounting adjustments could have a material effect on our fiscal 2024 consolidated financial results and ETR.

The table included below titled “Fiscal 2024 Earnings Per Share Forecast” outlines the effects of the items that are excluded from our fiscal 2024 EPS forecast, other than the MTM retirement plans accounting adjustments.

Fourth Quarter Fiscal 2023

FedEx Corporation

	Operating		Income	Net	Diluted Earnings
Dollars in millions, except EPS	Income	Margin	Taxes[1,2]	Income[3]	Per Share[2]
GAAP measure	$1,503	6.9%	$590	$1,538	$6.05
MTM retirement plans accounting adjustment[4]	—	—	(157)	(493)	(1.94)
Goodwill and other asset impairment charges[5]	117	0.5%	19	98	0.38
Business optimization costs[6]	93	0.4%	22	71	0.28
FedEx Ground legal matter[6]	35	0.2%	9	26	0.10
Business realignment costs[7]	19	0.1%	5	14	0.06
Non-GAAP measure	$1,767	8.1%	$487	$1,254	$4.94

FedEx Express Segment

	Operating
Dollars in millions	Income	Margin
GAAP measure	$430	4.1%
Asset impairment charges	70	0.7%
Business realignment costs	19	0.2%
Non-GAAP measure	$519	5.0%

Full-Year Fiscal 2023

FedEx Corporation

	Operating		Income	Net	Diluted Earnings
Dollars in millions, except EPS	Income	Margin[2]	Taxes[1]	Income[3]	Per Share
GAAP measure	$4,912	5.4%	$1,391	$3,972	$15.48
MTM retirement plans accounting adjustment[4]	—	—	(157)	(493)	(1.92)
Business optimization costs[8]	273	0.3%	64	209	0.81
Goodwill and other asset impairment charges[5]	117	0.1%	19	98	0.38
Business realignment costs[7]	36	—	9	27	0.11
FedEx Ground legal matter[6]	35	—	9	26	0.10
Non-GAAP measure	$5,373	6.0%	$1,335	$3,839	$14.96

Full-Year Fiscal 2023 (continued)

FedEx Express Segment

	Operating
Dollars in millions	Income	Margin
GAAP measure	$1,064	2.5%
Asset impairment charges	70	0.2%
Business realignment costs	36	0.1%
Business optimization costs	11	—
Non-GAAP measure	$1,181	2.8%

Fourth Quarter Fiscal 2022

FedEx Corporation

	Operating		Income	Net	Diluted Earnings
Dollars in millions, except EPS	Income	Margin	Taxes[1]	Income[3]	Per Share
GAAP measure	$1,924	7.9%	$126	$558	$2.13
MTM retirement plans accounting adjustment[4]	—	—	315	1,003	3.83
FedEx Ground legal matter[6]	210	0.9%	50	160	0.61
Business realignment costs[7]	60	0.2%	14	46	0.18
TNT Express integration expenses[8]	40	0.2%	8	32	0.12
Non-GAAP measure	$2,234	9.2%	$513	$1,799	$6.87

FedEx Express Segment

	Operating
Dollars in millions	Income	Margin
GAAP measure	$886	7.4%
Business realignment costs	60	0.5%
TNT Express integration expenses	38	0.3%
Non-GAAP measure	$984	8.2%

Full-Year Fiscal 2022

FedEx Corporation

	Operating		Income	Net	Diluted Earnings
Dollars in millions, except EPS	Income	Margin	Taxes[1]	Income[3]	Per Share
GAAP measure	$6,245	6.7%	$1,070	$3,826	$14.33
MTM retirement plans accounting adjustments[4]	—	—	379	1,199	4.49
Business realignment costs[7]	278	0.3%	64	214	0.80
FedEx Ground legal matter[6]	210	0.2%	50	160	0.60
TNT Express integration expenses[8]	132	0.1%	29	103	0.39
Non-GAAP measure	$6,865	7.3%	$1,592	$5,502	$20.61

FedEx Express Segment

	Operating
Dollars in millions	Income	Margin[2]
GAAP measure	$2,922	6.4%
Business realignment costs	278	0.6%
TNT Express integration expenses	115	0.3%
Non-GAAP measure	$3,315	7.2%

Fiscal 2024 Earnings Per Share Forecast

Dollars in millions, except EPS	Adjustments	Diluted Earnings Per Share
Earnings per diluted share before MTM retirement plans accounting adjustments (non-GAAP)[9]		$15.00 to $17.00

Business optimization costs	$500
Income tax effect[1]	(120)
Net of tax effect	$380	1.50

Earnings per diluted share with adjustments (non-GAAP)[9]		$16.50 to $18.50

Notes:

1 – Income taxes are based on the company’s approximate statutory tax rates applicable to each transaction.

2 – Does not sum to total due to rounding.

3 – Effect of “total other (expense) income” on net income amount not shown.

4 – The MTM retirement plans accounting adjustment reflects the year-end adjustment to the valuation of the company’s defined benefit pension and other postretirement plans. For the full-year fiscal 2022 period, the MTM retirement plans accounting adjustments also include the second quarter TNT Express MTM retirement plans accounting adjustment related to a noncash loss associated with the termination of a TNT Express European pension plan and a curtailment charge related to the U.S. FedEx Freight pension plan.

5 – Goodwill impairment charges recognized at FedEx Dataworks are not deductible for income tax purposes. Other asset impairment charges were recognized at FedEx Express and FedEx Dataworks. The charges recognized at FedEx Dataworks are related to the ShopRunner acquisition.

6 – These expenses were recognized at FedEx Corporate.

7 – These expenses were recognized at FedEx Express.

8 – These expenses were recognized at FedEx Corporate and FedEx Express.

9 – The MTM retirement plans accounting adjustments, which are impracticable to calculate at this time, are excluded.

# # #

FEDEX CORP. FINANCIAL HIGHLIGHTS

Fourth Quarter Fiscal 2023

(In millions, except earnings per share)

(Unaudited)

	Three Months Ended May 31,			Twelve Months Ended May 31,
	2023	2022	Percent Change	2023	2022	Percent Change
Revenue:
FedEx Express segment	$10,407	$11,939	(13)	$42,743	$45,814	(7)
FedEx Ground segment	8,296	8,491	(2)	33,507	33,232	1
FedEx Freight segment	2,269	2,756	(18)	9,632	9,532	1
FedEx Services segment	76	76	—	301	253	19
Other and eliminations[1]	882	1,132	(22)	3,972	4,681	(15)
Total Revenue	21,930	24,394	(10)	90,155	93,512	(4)
Operating Expenses[2]:
Salaries and employee benefits	7,551	7,903	(4)	31,019	32,058	(3)
Purchased transportation	4,956	5,946	(17)	21,790	24,118	(10)
Rentals and landing fees	1,179	1,177	—	4,738	4,712	1
Depreciation and amortization	1,075	1,018	6	4,176	3,970	5
Fuel	1,144	1,760	(35)	5,909	5,115	16
Maintenance and repairs	782	842	(7)	3,357	3,372	—
Goodwill and other asset impairment charges[3]	117	—	NM	117	—	NM
Business optimization and realignment costs[4]	112	60	87	309	278	11
Other[5]	3,511	3,764	(7)	13,828	13,644	1
Total Operating Expenses	20,427	22,470	(9)	85,243	87,267	(2)
Operating Income (Loss):
FedEx Express segment	430	886	(51)	1,064	2,922	(64)
FedEx Ground segment	1,004	849	18	3,140	2,642	19
FedEx Freight segment	448	602	(26)	1,925	1,663	16
Corporate, other, and eliminations[1]	(379)	(413)	(8)	(1,217)	(982)	24
Total Operating Income	1,503	1,924	(22)	4,912	6,245	(21)
Other (Expense) Income:
Interest, net	(105)	(158)	(34)	(496)	(636)	(22)
Other retirement plans income (expense)[6]	750	(1,106)	(168)	1,054	(726)	(245)
Other, net	(20)	24	(183)	(107)	13	(923)
Total Other (Expense) Income	625	(1,240)	(150)	451	(1,349)	(133)
Income Before Income Taxes	2,128	684	211	5,363	4,896	10
Provision for Income Taxes	590	126	368	1,391	1,070	30
Net Income	$1,538	$558	176	$3,972	$3,826	4
Diluted Earnings Per Share	$6.05	$2.13	184	$15.48	$14.33	8
Weighted Average Common and Common Equivalent Shares	254	261	(3)	256	266	(4)
Capital Expenditures	$1,754	$2,384	(26)	$6,174	$6,763	(9)

1 – Includes the FedEx Office, FedEx Logistics, and FedEx Dataworks operating segments.

2 – Includes integration expenses of $40 million for the fourth quarter and $132 million for the full year of fiscal 2022.

3 – Includes goodwill and other asset impairment charges of $70 million at the FedEx Express segment associated with the decision to permanently retire certain aircraft and related engines for the fourth quarter and full year of fiscal 2023 and $47 million at the FedEx Dataworks operating segment for the fourth quarter and full year of fiscal 2023.

4 – Includes business optimization costs associated with our business optimization strategy announced in 2023 of $93 million in the fourth quarter and $273 million for the full year of fiscal 2023. Also includes business realignment costs associated with the workforce reduction plan in Europe of $19 million and $60 million for the fourth quarter and $36 million and $278 million for the full year of fiscal 2023 and 2022, respectively.

5 – Includes $35 million and $210 million for the fourth quarter and full year of fiscal 2023 and 2022, respectively, in connection with legal matters involving FedEx Ground.

6 – Includes a $650 million MTM adjustment for the fourth quarter and full year of fiscal 2023 and a ($1.3) billion MTM adjustment for the fourth quarter and full year of fiscal 2022. Also includes a ($260) million MTM adjustment for the full year of 2022 associated with the termination of a TNT Express European pension plan and a curtailment charge related to the U.S. FedEx Freight pension plan.

FEDEX CORP. CONDENSED CONSOLIDATED BALANCE SHEETS

Fourth Quarter Fiscal 2023

(In millions)

(Unaudited)

	Year Ended May 31,
	2023	2022
ASSETS
Current Assets
Cash and cash equivalents	$6,823	$6,897
Receivables, less allowances	10,188	11,863
Spare parts, supplies, and fuel, less allowances	604	637
Prepaid expenses and other	962	968
Total current assets	18,577	20,365
Property and Equipment, at Cost	80,624	75,275
Less accumulated depreciation and amortization	39,926	37,184
Net property and equipment	40,698	38,091
Other Long-Term Assets
Operating lease right-of-use assets, net	17,347	16,613
Goodwill	6,435	6,544
Other assets	4,053	4,381
Total other long-term assets	27,835	27,538
	$87,110	$85,994
LIABILITIES AND COMMON STOCKHOLDERS' INVESTMENT
Current Liabilities
Current portion of long-term debt	$126	$82
Accrued salaries and employee benefits	2,475	2,531
Accounts payable	3,815	4,030
Operating lease liabilities	2,390	2,443
Accrued expenses	4,747	5,188
Total current liabilities	13,553	14,274
Long-Term Debt, Less Current Portion	20,453	20,182
Other Long-Term Liabilities
Deferred income taxes	4,489	4,093
Pension, postretirement healthcare, and other benefit obligations	3,130	4,448
Self-insurance accruals	3,339	2,889
Operating lease liabilities	15,363	14,487
Other liabilities	695	682
Total other long-term liabilities	27,016	26,599
Commitments and Contingencies
Common Stockholders' Investment
Common stock, $0.10 par value, 800 million shares authorized	32	32
Additional paid-in capital	3,769	3,712
Retained earnings	35,259	32,782
Accumulated other comprehensive loss	(1,327)	(1,103)
Treasury stock, at cost	(11,645)	(10,484)
Total common stockholders' investment	26,088	24,939
	$87,110	$85,994

FEDEX CORP. CONDENSED CONSOLIDATED

STATEMENTS OF CASH FLOWS

Fourth Quarter Fiscal 2023

(In millions)

(Unaudited)

	Year Ended May 31,
	2023	2022
Operating Activities:
Net income	$3,972	$3,826
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	4,176	3,970
Retirement plans mark-to-market adjustments	(650)	1,578
Goodwill and other asset impairment charges	117	—
Business optimization and realignment costs/(payments), net	23	53
Other, net	4,350	3,524
Changes in operating assets and liabilities, net	(3,173)	(3,119)
Net cash provided by operating activities	8,815	9,832
Investing Activities:
Capital expenditures	(6,174)	(6,763)
Business acquisitions, net of cash acquired	—	—
Purchase of investments	(84)	(147)
Proceeds from asset dispositions and other	84	94
Net cash used in investing activities	(6,174)	(6,816)
Financing Activities:
Principal payments on debt	(152)	(161)
Proceeds from debt issuances	—	—
Proceeds from stock issuances	231	184
Dividends paid	(1,177)	(793)
Purchase of treasury stock	(1,500)	(2,248)
Other, net	1	(1)
Cash used in financing activities	(2,597)	(3,019)
Effect of exchange rate changes on cash	(118)	(187)
Net (decrease) increase in cash and cash equivalents	(74)	(190)
Cash and cash equivalents at beginning of period	6,897	7,087
Cash and cash equivalents at end of period	$6,823	$6,897

FEDEX EXPRESS SEGMENT FINANCIAL HIGHLIGHTS

Fourth Quarter Fiscal 2023

(Dollars in millions)

(Unaudited)

	Three Months Ended May 31,			Twelve Months Ended May 31,
	2023	2022	Percent Change	2023	2022	Percent Change
Revenue:
Package Revenue:
U.S. Overnight Box	$2,198	$2,390	(8)	$8,916	$9,084	(2)
U.S. Overnight Envelope	503	536	(6)	1,980	1,971	—
Total U.S. Overnight	2,701	2,926	(8)	10,896	11,055	(1)
U.S. Deferred	1,242	1,370	(9)	5,128	5,330	(4)
Total U.S. Package Revenue	3,943	4,296	(8)	16,024	16,385	(2)
International Priority	2,653	3,193	(17)	10,939	12,130	(10)
International Economy	795	766	4	2,911	2,838	3
Total International Export Package	3,448	3,959	(13)	13,850	14,968	(7)
International Domestic[1]	1,030	1,063	(3)	4,043	4,340	(7)
Total Package Revenue	8,421	9,318	(10)	33,917	35,693	(5)
Freight Revenue:
U.S.	607	779	(22)	2,906	3,041	(4)
International Priority	674	1,025	(34)	3,060	3,840	(20)
International Economy	387	423	(9)	1,510	1,653	(9)
International Airfreight	39	43	(9)	166	177	(6)
Total Freight Revenue	1,707	2,270	(25)	7,642	8,711	(12)
Other Revenue	279	351	(21)	1,184	1,410	(16)
Total Express Revenue	$10,407	$11,939	(13)	$42,743	$45,814	(7)
Operating Expenses:
Salaries and employee benefits	3,896	4,028	(3)	15,899	16,435	(3)
Purchased transportation	1,346	1,582	(15)	5,629	6,322	(11)
Rentals and landing fees	559	617	(9)	2,310	2,568	(10)
Depreciation and amortization	539	515	5	2,105	2,007	5
Fuel	989	1,521	(35)	5,122	4,418	16
Maintenance and repairs	448	513	(13)	2,000	2,120	(6)
Asset impairment charges	70	—	NM	70	—	NM
Business optimization and realignment costs	19	60	(68)	47	278	(83)
Intercompany charges	476	498	(4)	1,896	1,997	(5)
Other	1,635	1,719	(5)	6,601	6,747	(2)
Total Operating Expenses	9,977	11,053	(10)	41,679	42,892	(3)
Operating Income	$430	$886	(51)	$1,064	$2,922	(64)
Operating Margin	4.1%	7.4%	(3.3 pts)	2.5%	6.4%	(3.9 pts)

1 – International Domestic revenue relates to international intra-country operations.

FEDEX EXPRESS SEGMENT OPERATING HIGHLIGHTS

Fourth Quarter Fiscal 2023

(Unaudited)

	Three Months Ended May 31,			Twelve Months Ended May 31,
	2023	2022	Percent Change	2023	2022	Percent Change
PACKAGE STATISTICS
Average Daily Package Volume (000s):
U.S. Overnight Box	1,214	1,340	(9)	1,259	1,421	(11)
U.S. Overnight Envelope	462	494	(6)	465	506	(8)
Total U.S. Overnight Package	1,676	1,834	(9)	1,724	1,927	(11)
U.S. Deferred	1,002	1,159	(14)	1,063	1,262	(16)
Total U.S. Domestic Package	2,678	2,993	(11)	2,787	3,189	(13)
International Priority	695	742	(6)	708	786	(10)
International Economy	285	276	3	278	277	—
Total International Export Package	980	1,018	(4)	986	1,063	(7)
International Domestic[1]	1,764	1,808	(2)	1,805	1,954	(8)
Total Average Daily Packages	5,422	5,819	(7)	5,578	6,206	(10)
Yield (Revenue Per Package):
U.S. Overnight Box	$27.85	$27.45	1	$27.77	$25.07	11
U.S. Overnight Envelope	16.74	16.68	—	16.71	15.28	9
U.S. Overnight Composite	24.79	24.55	1	24.79	22.50	10
U.S. Deferred	19.08	18.18	5	18.91	16.56	14
U.S. Domestic Composite	22.65	22.08	3	22.54	20.15	12
International Priority	58.75	66.22	(11)	60.62	60.54	—
International Economy	42.85	42.66	—	41.12	40.13	2
Total International Export Composite	54.12	59.82	(10)	55.13	55.21	—
International Domestic[1]	8.99	9.05	(1)	8.78	8.71	1
Composite Package Yield	$23.90	$24.64	(3)	$23.85	$22.56	6
FREIGHT STATISTICS
Average Daily Freight Pounds (000s):
U.S.	5,465	7,660	(29)	6,735	7,935	(15)
International Priority	4,656	6,533	(29)	5,435	6,671	(19)
International Economy	10,162	11,544	(12)	10,591	11,978	(12)
International Airfreight	950	1,050	(10)	998	1,160	(14)
Total Avg Daily Freight Pounds	21,233	26,787	(21)	23,759	27,744	(14)
Revenue Per Freight Pound:
U.S.	$1.71	$1.57	9	$1.69	$1.50	13
International Priority	2.22	2.41	(8)	2.21	2.26	(2)
International Economy	0.59	0.56	5	0.56	0.54	4
International Airfreight	0.64	0.63	2	0.65	0.60	8
Composite Freight Yield	$1.24	$1.30	(5)	$1.26	$1.23	2
Operating Weekdays	65	65	—	255	255	—

1 – International Domestic revenue relates to international intra-country operations.

FEDEX GROUND SEGMENT FINANCIAL AND OPERATING HIGHLIGHTS

Fourth Quarter Fiscal 2023

(Dollars in millions)

(Unaudited)

	Three Months Ended May 31,			Twelve Months Ended May 31,
	2023	2022	Percent Change	2023	2022	Percent Change
FINANCIAL HIGHLIGHTS
Revenue	$8,296	$8,491	(2)	$33,507	$33,232	1
Operating Expenses:
Salaries and employee benefits	1,614	1,683	(4)	6,737	7,101	(5)
Purchased transportation	3,334	3,791	(12)	14,597	15,232	(4)
Rentals	431	371	16	1,661	1,410	18
Depreciation and amortization	267	237	13	1,020	919	11
Fuel	8	10	(20)	36	32	13
Maintenance and repairs	162	151	7	634	584	9
Intercompany charges	495	494	—	1,961	1,954	—
Other	981	905	8	3,721	3,358	11
Total Operating Expenses	7,292	7,642	(5)	30,367	30,590	(1)
Operating Income	$1,004	$849	18	$3,140	$2,642	19
Operating Margin	12.1%	10.0%	2.1 pts	9.4%	8.0%	1.4 pts

OPERATING STATISTICS
Ground Commercial Operating Weekdays	65	65	—	257	258	—
Home Delivery and Economy Operating Days	91	91	—	359	359	—
Average Daily Package Volume (000s)[1]:
Ground Commercial	4,329	4,500	(4)	4,361	4,549	(4)
Home Delivery	3,743	3,981	(6)	4,021	4,223	(5)
Economy	726	879	(17)	781	1,130	(31)
Total Average Daily Package Volume	8,798	9,360	(6)	9,163	9,902	(7)
Yield (Revenue Per Package)	$11.97	$11.41	5	$11.70	$10.64	10

1 – As FedEx Ground has expanded seven-day-per-week residential delivery coverage, Ground Commercial average daily package volume is calculated on a 5-day-per-week basis, while Home Delivery and Economy average daily package volumes are calculated on a 7-day-per-week basis.

FEDEX FREIGHT SEGMENT FINANCIAL AND OPERATING HIGHLIGHTS

Fourth Quarter Fiscal 2023

(Dollars in millions)

(Unaudited)

	Three Months Ended May 31,			Twelve Months Ended May 31,
	2023	2022	Percent Change	2023	2022	Percent Change
FINANCIAL HIGHLIGHTS
Revenue	$2,269	$2,756	(18)	$9,632	$9,532	1
Operating Expenses:
Salaries and employee benefits	958	1,109	(14)	4,002	4,140	(3)
Purchased transportation	151	256	(41)	731	976	(25)
Rentals	68	63	8	266	245	9
Depreciation and amortization	104	103	1	387	406	(5)
Fuel	147	228	(36)	748	662	13
Maintenance and repairs	74	79	(6)	318	274	16
Intercompany charges	133	131	2	526	517	2
Other	186	185	1	729	649	12
Total Operating Expenses	1,821	2,154	(15)	7,707	7,869	(2)
Operating Income	$448	$602	(26)	$1,925	$1,663	16
Operating Margin	19.7%	21.8%	(2.1 pts)	20.0%	17.4%	2.6 pts

OPERATING STATISTICS
Operating Weekdays	65	65	—	253	254	—
Average Daily Shipments (000s):
Priority	65.5	79.6	(18)	70.1	79.1	(11)
Economy	27.5	33.3	(17)	29.6	32.6	(9)
Total Average Daily Shipments	93.0	112.9	(18)	99.7	111.7	(11)
Weight Per Shipment (lbs):
Priority	1,004	1,092	(8)	1,027	1,092	(6)
Economy	873	953	(8)	912	947	(4)
Composite Weight Per Shipment	966	1,051	(8)	993	1,050	(5)
Revenue/Shipment:
Priority	$357.44	$357.94	—	$363.85	$320.76	13
Economy	411.62	412.09	—	417.50	368.08	13
Composite Revenue/Shipment	$373.43	$373.92	—	$379.76	$334.57	14
Revenue/CWT:
Priority	$35.60	$32.79	9	$35.44	$29.38	21
Economy	47.13	43.26	9	45.78	38.86	18
Composite Revenue/CWT	$38.68	$35.59	9	$38.26	$31.88	20